EXECUTIVE SEVERANCE AGREEMENT

                             Eljer Industries, Inc.

                                   July, 1995

                             Eljer Industries, Inc.
                          Executive Severance Agreement

                                TABLE OF CONTENTS


     Article              Section                                                                                       Page

        1                                   Definitions                                                                   2
                                            -----------

        2                                  Severance Benefits

                         2.1             Right to Severance Benefits                                                      9
                         2.2             Services During Certain Events                                                   9
                         2.3             Qualifying Termination                                                          10
                         2.4             Description of Severance Benefits                                               10
                         2.5             Termination for Total and Permanent
                                         Disability                                                                      11
                         2.6             Termination for Retirement or Death                                             12
                         2.7             Termination for Cause or by the
                                         Executive Other Than for Good Reason                                            12
                         2.8             Notice of Termination                                                           12


        3                                  Form and Timing of Severance Benefits
                                           -------------------------------------

                         3.1             Form and Timing of Severance Benefits                                           13
                         3.2             Withholding of Taxes                                                            13


        4                                   Tax Indemnity

                         4.1             Limitation on Termination Payment                                               13
                         4.2             Subsequent Imposition of Excise Tax                                             15


        5                                   The Company's Payment Obligation

                         5.1             Payment Obligations Absolute                                                    16
                         5.2             Contractual Rights to Benefits                                                  17


        6                                   Term of Agreement                                                            17
                                            -----------------


        7                                   Legal Remedies







                         7.1             Payment of Legal Fees                                                           17
                         7.2             Arbitration                                                                     18


        8                                   Successors                                                                   18
                                            ----------


     Article              Section                                                                                          Page

        9                                   Miscellaneous

                         9.1             Employment Status                                                               19
                         9.2             Beneficiaries                                                                   20
                         9.3             Entire Agreement                                                                20
                         9.4             Gender and Number                                                               20
                         9.5             Severability                                                                    20
                         9.6             Modification                                                                    20
                         9.7             Applicable Law                                                                  21

                             Eljer Industries, Inc.
                          Executive Severance Agreement

         THIS AGREEMENT is made and entered into as of this 1st day of July, 1995, by and between Eljer Industries, Inc., a Delaware corporation (hereinafter referred to as the "Company") and [NAME OF OFFICER] (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has approved the Company entering into severance agreements with certain key executives of the Company;

         WHEREAS, the Executive is a key executive of the Company;

         WHEREAS, should the possibility of a Change-in-Control of the Company arise, the Board believes it imperative that the Company and the Board should be able to rely upon the Executive to continue in his position, and that the Company should be able to receive and rely upon his advice, if it requests it, as to the best interests of the Company and its shareholders without concern that he might be distracted by the personal uncertainties and risks created by the possibility of a Change-in-Control;

         WHEREAS, should the possibility of a Change-in-Control arise, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such possible Change-in-Control, advise management and the Board as to whether such Change-in-Control would be in the best interests of the Company and its shareholders, and to take such other actions as the Board might determine to be appropriate; and

         WHEREAS, the Executive and the Company desire that the terms of this Agreement, with the terms of the Eljer Industries, Inc. Long-Term Executive Incentive Compensation Plan and the Eljer Industries 1991 Long-Term Incentive Plan, to the extent that the Executive has an award under either or both of such plans, shall constitute the entire understanding of the parties regarding the Executive's entitlement to payment and benefits following a Change in Control of the Company;

         NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat, or occurrence of a Change-in-Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

                             Article 1. Definitions

         Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a)      "Agreement" means this Executive Severance Agreement.

         (b) "Base Salary" means the salary of record paid to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 9.2 herein.

         (e)      "Board" means the Board of Directors of the Company.

         (f) "Cause" shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

                       (i.) The willful and continued failure by the Executive to substantially perform his duties (other than any such failure resulting from the Executive's Disability), after a written demand for substantial performance is delivered by the Committee to the Executive that specifically identifies the manner in which the Committee believes that the Executive has not substantially performed his duties, and the Executive has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

                      (ii.) The Executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

                     (iii.) The willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

         (g) "Change-in-Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                       (i.) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                      (ii.) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

                     (iii.)         The stockholders of the Company approve:
                                    (A)  a plan of complete liquidation of the
                                    Company; or (B)  an agreement for the sale
                                    or disposition of all or substantially all
                                    the Company's assets; or (C)  a merger,
                                    consolidation, or reorganization of the
                                    Company with or involving any other
                                    corporation, other than a merger,
                                    consolidation, or reorganization that would
                                    result in the voting securities of the
                                    Company outstanding immediately
                                    prior thereto continuing to represent
                                    (either by remaining outstanding or by
                                    being converted into voting securities of
                                    the
                                    surviving  entity),  at least fifty  percent
                                    (50%) of the  combined  voting  power of the
                                    voting  securities  of the  Company (or such
                                    surviving  entity)  outstanding  immediately
                                    after   such   merger,   consolidation,   or
                                    reorganization.

                  However, in no event shall a Change-in-Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change-in-Control by a majority of the nonemployee continuing Directors).

         (h)      "Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Committee" means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

         (j) "Company" means Eljer Industries, Inc., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in Article 8 herein.

         (k) "Disability" means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

         (l) "Effective Date" means the date this Agreement is approved by the Board, or such other date as the Board shall designate in its resolution approving this Agreement.

         (m) "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (o)      "Executive" means [NAME OF OFFICER].

         (p) "Good Reason" means, without the Executive's express written consent, the occurrence after a Change-in-Control of the Company of any one or more of the following:

                       (i.) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) days prior to the Change-in-Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive, and other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

                      (ii.) The Company's requiring the Executive to be based at a location in excess of thirty-five
                                    (35)   miles  from  the   location   of  the
                                    Executive's principal job location or office
                                    immediately prior to the  Change-in-Control;
                                    except for required  travel on the Company's
                                    business   to   an   extent    substantially
                                    consistent  with  the  Executive's   present
                                    business obligations;

                     (iii.) A reduction by the Company of the Executive's Base Salary as in effect on the Effective Date, or as the same shall be increased from time to time.

                      (iv.) The failure of the Company to continue in effect any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates, or the failure by the Company to continue the Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change-in-Control of the Company;

                       (v.) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Article 8 herein; and

                      (vi.) Any purported termination by the Company of the Executive's employment that is not affected pursuant to a Notice of Termination satisfying the requirements of Section 2.8 herein, and for purposes of this Agreement, no such purported termination shall be effective.

                  The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

         (q)      "Person"  shall  have the  meaning  ascribed  to such  term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (r)      "Qualifying  Termination" means any of the events described in
                  Section 2.3 herein, the occurrence of which triggers the payment of Severance Benefits hereunder.

         (s) "Severance Benefits" means the payment of severance compensation as provided in Section 2.4 herein.

                          Article 2. Severance Benefits

         2.1 Right to Severance Benefits. The Executive shall be entitled to receive from the Company Severance Benefits as described in Section 2.4 herein, if there has been a Change-in-Control of the Company and if, within twenty-four
(24) calendar months thereafter, the Executive's employment with the Company shall end for any reason specified in Section 2.3 herein as being a Qualifying Termination.

         The Executive shall not be entitled to receive Severance Benefits if he is terminated for Cause, or if his employment with the Company ends due to death, Disability, retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or due to a voluntary termination of employment by the Executive without Good Reason.

         2.2. Services During Certain Events. In the event a Person begins tender or exchange offer, circulates a proxy to shareholders of the Company, or takes other steps seeking to effect a Change-in-Control, the Executive agrees that he will not voluntarily leave the employ of the Company and will render services until such Person has abandoned or terminated his or its efforts to effect a Change-in-Control, or until six (6) months after a Change-in-Control has occurred; provided, however, that the Company may terminate the Executive for Cause at any time, and the Executive may terminate his employment any time after the Change-in-Control for Good Reason.


         2.3. Qualifying Termination. The occurrence of any one or more of the following events within twenty-four (24) calendar months after a Change-in-Control of the Company shall trigger the payment of Severance Benefits to the Executive under this Agreement:

         (a) A termination of the Executive's employment with the Company for reasons other than death, Disability, normal retirement (as such term is defined under the then established rules of the Company's tax-qualified retirement plan), a voluntary termination of employment by the Executive without Good Reason, or termination of the Executive's employment by the Company for Cause;

         (b) A successor company fails or refuses to assume the Company's obligations under this Agreement, as required by Article 8 herein; or

         (c) The Company or any successor company breaches any of the provisions of this Agreement.

         2.4. Description of Severance Benefits. In the event that the Executive becomes entitled to receive Severance Benefits, as provided in Sections 2.1 and
2.3 herein, and subject to the limits set forth in Article 4 herein, the Company shall pay to the Executive and provide him with the following:

         (a) An amount equal to two (2) times the highest rate of the Executive's annual Base Salary in effect at any time up to and including the Effective Date of Termination.

         (b) An amount equal to two (2) times the greater of: (i) the Executive's average annual bonus earned over the last three
                  (3) years; or (ii) the Executive's target bonus established for the bonus plan year in which the Executive's Effective Date of Termination occurs.

         (c)      An amount  equal to the  Executive's  unpaid  Base  Salary and
                  accrued   vacation   pay   through  the   Effective   Date  of
                  Termination.

         (d) A continuation of all benefits pursuant to any and all welfare benefit plans under which the Executive and/or the Executive's family is eligible to receive benefits and/or coverage as of the effective date of the Change-in-Control, including, but not limited to, group life insurance, hospitalization, disability, medical, dental, pension, and profit sharing. These benefits shall be provided by the Company to the Executive immediately upon the Effective Date of Termination and shall continue to be provided for two (2) full calendar years from the Effective Date of Termination. Such benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's Effective Date of Termination.

                  The welfare benefits described in this Subsection 2.4(d) shall continue for two (2) full years following the Effective Date of Termination; provided, however, that such benefits shall be discontinued prior to the end of the two (2) year period in the event the Executive receives substantially similar benefits from a subsequent employer, as determined by the Committee.

         2.5. Termination for Total and Permanent Disability. Following a Change-in- Control of the Company, if the Executive's employment is terminated due to Disability, the Executive shall receive his Base Salary through the Effective Date of Termination, at which point in time the Executive's benefits shall be determined in accordance with the Company's retirement, insurance, and other applicable plans and programs then in effect.

         2.6. Termination for Retirement or Death. Following a Change-in-Control of the Company, if the Executive's employment is terminated by reason of his retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

         2.7. Termination for Cause or by the Executive Other Than for Good Reason. Following a Change-in-Control of the Company, if the Executive's employment is terminated either: (i) by the Company for Cause; or (ii) by the Executive other than for Good Reason, the Company shall pay the Executive his full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Executive is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

         2.8. Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                Article 3. Form and Timing of Severance Benefits

         3.1. Form and Timing of Severance Benefits. The Severance Benefits described in Sections 2.4(a), 2.4(b), and 2.4(c) herein shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

         3.2. Withholding of Taxes. The Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as legally shall be required.

                            Article 4. Tax Indemnity

         4.1.     Limitation on Termination Payment.

                  (a)      Determination of Termination Payment Limit.
                           ------------------------------------------
                           Notwithstanding any other provision of this Agreement, if any portion of the Severance Benefits Benefits or any other payment under this Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code, or which the Company may pay without loss of deduction under Section
                           280G(a) of the Code.

                           However, the payments to be made to the Executive under this Agreement shall be reduced if and only if so reducing the payments results in the Executive receiving a greater net benefit than he would have received had a reduction not occurred and an excise tax been paid pursuant to Code Section 4999.

                           For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code, and such "parachute payments" shall be valued as provided therein.

                  (b)      Procedure for Establishing Limitation on Termination
                           ----------------------------------------------------
                           Payment.
                           --------
                           Within sixty (60) days following delivery of the Notice of Termination (as described in Section 2.8 herein) or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an "excess parachute payment" as defined in Section 280G of the Code, the Executive and the Company, at the Company's expense, shall obtain the opinion of such legal counsel, which need not be unqualified, as the Executive may choose, which sets forth: (i) the amount of the Executive's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1));
                           (ii)  the present value of the Total Payments; and
                           (iii) the amount and present value of any "excess parachute payment." The opinion of such legal counsel shall be supported by the opinion of a certified public accounting firm and, if necessary, a firm of recognized executive compensation consultants. Such opinion shall be binding upon the Company and the Executive.

                           In the event that such opinion determines that there would be an "excess parachute payment," the Severance Benefits hereunder or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the

                           Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion, or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the basis of calculations set forth in such opinion, there will be no "excess parachute payment."

                           The provisions of this Section 4.1(b), including the calculations, notices, and opinion provided for herein shall be based upon the conclusive presumption that: (i) the compensation and benefits provided for in Section 2.4 herein; and (ii) any other compensation earned prior to the Effective Date of
                           Termination by the Executive pursuant to the Company's compensation programs (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change-in- Control), are reasonable.

         4.2. Subsequent Imposition of Excise Tax. If, notwithstanding compliance with the provisions of Sections 4.1(a), and 4.1(b) herein, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of the Total Payments is considered to be a "parachute payment," subject to excise tax under Section 4999 of the Code, which was not contemplated to be a "parachute payment" at the time of payment (so as to accurately determine whether a limitation should have been applied to the Total Payments to maximize the net benefit to the Executive, as provided in
Section 4.1(b) hereof), the Executive shall be entitled to receive a lump sum cash payment sufficient to place the Executive in the same net after-tax position, computed by using the "Special Tax Rate" as such term is defined below, that the Executive would have been in had such payment not been subject to such excise tax, and had the Executive not incurred any interest charges or penalties with respect to the imposition of such excise tax. For purposes of this Agreement, the "Special Tax Rate" shall be the highest effective federal and state marginal tax rates applicable to the Executive in the year in which the payment contemplated under this Section 4.2 is made.

                   Article 5. The Company's Payment Obligation

         5.1. Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the
Executive  or  from  whomsoever  may  be  entitled  thereto,   for  any  reasons
whatsoever.

         The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 2.4(d) herein.

         5.2. Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

                          Article 6. Term of Agreement

         This Agreement will commence on the Effective Date and shall continue in effect for two (2) full calendar years, the last day of which shall be the "Expiration Date." However, at the end of such two-year period and, if extended, at the end of each additional year thereafter, the term of this Agreement shall be extended automatically for one (1) additional year, unless the Committee delivers written notice three (3) months prior to the end of such term, or extended term, to the Executive, that the Agreement will not be extended. In such case, the Agreement will terminate at the end of the term, or extended term, then in progress.

         However, in the event a Change-in-Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of: (i) twenty-four (24) months beyond the month in which such Change-in-Control occurred; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive.

                            Article 7. Legal Remedies

         7.1. Payment of Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company's refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement.

         7.2. Arbitration. The Executive shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect.

         Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Executive, shall be borne by the Company.

                              Article 8. Successors

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he had terminated his employment with the Company voluntarily for Good Reason. Except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

         This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's Beneficiary. If the Executive has not named a Beneficiary, then such amounts shall be paid to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

                            Article 9. Miscellaneous

         9.1. Employment Status. The Executive and the Company acknowledge that, except as may be provided under any other agreement between the Executive and the Company, the employment of the Executive by the Company is "at will," and, prior to the effective date of a Change-in-Control, may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment by the Company or the Executive or by reason of the Executive's death before the occurrence of a Change in Control, there shall be no further rights under this Agreement; provided, however, that if the Company terminates the Executive's employment for any reason other than Disability or Cause in connection with, or in anticipation of, a proposed Change in Control, then the Executive's rights under this Agreement shall be the same as if the termination had occurred within twenty-four (24) calendar months after a Change in Control.

         9.2. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Committee. The Executive may make or change such designation at any time.

         9.3. Entire Agreement. Except as described in the following sentence of this Section 9.3, this Agreement contains the entire understanding of the Company and the Executive with respect to the Executive's entitlement to payments and benefits arising as a result of a Change in Control of the Company. Nothing in this Agreement shall, however, negate or impair any rights that the Executive may have under the Eljer Industries, Inc. Long-Term Executive
Incentive Compensation Plan or the Eljer Industries 1991 Long-Term Incentive Plan, or both, upon the occurrence of a Change in Control of the Company.

         9.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         9.5. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

         9.6. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

         9.7. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of Texas shall be the controlling law in all matters relating to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on this ______ day of August, 1995.



                                                       ------------------------
                                                              Signature


ATTEST:
                              Eljer Industries, Inc.

(Corporate Seal)



By: